UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2019

A. H. Belo Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $.01 par value	AHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 9, 2019, Robert W. Decherd, A. H. Belo Corporation’s Chairman of the Board, President and Chief Executive Officer, purchased shares of Series A and Series B Common Stock of A. H. Belo Corporation (the “Company”) in several transactions from the Company’s current director and former Chairman of the Board, President and Chief Executive Officer, James M. Moroney III, and entities affiliated with, and family members of, Mr. Moroney. The aggregate number of shares purchased by Mr. Decherd is 266,244 Series A shares at a price of $4.00 per share and 454,155 Series B shares at a price of $5.00 per share. With these purchases, Mr. Decherd beneficially owns, directly or indirectly, approximately 1.6% of the Series A Common Stock and 86.5% of the Series B Common Stock, or 11.4% of the combined Series A and Series B Common Stock, which represents approximately 49.6% of the combined Series A and Series B voting power of the Company. A copy of the press release announcing these transactions is attached to this Current Report as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by A. H. Belo Corporation on December 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A. H. BELO CORPORATION

Date: December 10, 2019	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No. 99.1 Press Release issued by A. H. Belo Corporation on December 10, 2019